Exhibit 10.6

Execution Version

COLLATERAL AGREEMENT (INTERCOMPANY NOTE)

made by

CARGO AIRCRAFT MANAGEMENT, INC.,

as Grantor

in favor of

TRUIST BANK,

as Administrative Agent

Dated as of March 1, 2023

THIS COLLATERAL AGREEMENT (INTERCOMPANY NOTE) (this “Agreement”) dated as of March 1, 2023, made by CARGO AIRCRAFT MANAGEMENT, INC., a Florida corporation (“Grantor”), in favor of TRUIST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, Grantor, as borrower (in such capacity, the “Borrower”), Air Transport Services Group, Inc., a Delaware corporation (“Holdings”), the Lenders and the Administrative Agent have entered into that certain Third Amended and Restated Credit Agreement, dated as of April 6, 2021 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement and Other Credit Documents dated as of October 19, 2022 and as further amended, restated, supplemented, replaced, increased, refinanced or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, on the date hereof Airborne Global Leasing Limited, an Irish private company limited by shares (“IrishCo”), executed and delivered that certain Promissory Note, as maker, in favor of Grantor, as payee, in the original principal amount of $400,000,000 (the “Intercompany Note”)

WHEREAS, pursuant to Section 9.4(k) of the Credit Agreement, Grantor is required to execute and deliver this Agreement in order to pledge the Intercompany Note to the Administrative Agent, for the ratable benefit of the Secured Parties, to further secure the Obligations under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and in order to induce the Administrative Agent and the Lenders to continue to make their respective extensions of credit to the Borrower thereunder, Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement”: this Collateral Agreement (Intercompany Note), as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1.

“Intercompany Note”: as defined in the Recitals.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the collective reference to (a) all amounts owing by the Borrower to the Administrative Agent, the Letter of Credit Issuer, any Lender (including the Swingline Lender) or the Joint Lead Arrangers pursuant to or in connection with this Agreement or any other Credit Document or otherwise with respect to any Loan or Letter of Credit including, without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative Agent, the Letter of Credit Issuer and any Lender (including the Swingline Lender) incurred pursuant to this Agreement, the Credit Agreement or any other Credit Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by the Borrower to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations of the Borrower, together with all renewals, extensions, modifications or refinancings of any of the foregoing.

“paid in full” and “payment in full”: paid in full in cash.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Secured Parties”: the Administrative Agent, the Lenders, the Letter of Credit Issuer, the Lender-Related Hedge Providers and the Lender-Related Bank Product Providers.

1.2. Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to Grantor, shall refer to Grantor’s Collateral or the relevant part thereof.

SECTION 2. RESERVED

SECTION 3. GRANT OF SECURITY INTEREST

Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property in which Grantor now has or at any time in the future may acquire any right, title or interest (wherever located, collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations: (a) the Intercompany Note; and (b) substitutions, replacements, accessions, products and other Proceeds (including, without limitation, income, payments, claims, damages and proceeds of suit) of the Intercompany Note and all collateral security, guarantees and other supporting obligations given with respect to any of the foregoing.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to continue to make their respective extensions of credit to the Borrower thereunder, Grantor hereby represents and warrants to the Administrative Agent and each of the other Secured Parties that:

4.1. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the Permitted Liens, Grantor owns each item of the Collateral free and clear of any and all Liens. No effective financing statement, security agreement or other public notice with respect to all or any part of the Collateral is on file, of record or registered in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the Credit Agreement or as to which documentation to terminate the same shall have been delivered to the Administrative Agent.

4.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (i) upon the delivery of the original Intercompany Note to the Administrative Agent for the benefit of the Secured Parties, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of Grantor and any Persons purporting to purchase any Collateral from Grantor, and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens which have priority over the Liens on the Collateral by operation of law (including the priority rules under the New York UCC) or which are expressly permitted pursuant to Section 9.3 of the Credit Agreement to be prior to the security interests granted pursuant to this Agreement.

4.3. Jurisdiction of Organization. On the date hereof, Grantor’s jurisdiction of organization is Florida and its organizational identification number from is P99000083274. Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and a good standing certificate as of a date which is recent to the date hereof.

SECTION 5. COVENANTS

Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1. Maintenance of Perfected Security Interest; Further Documentation. (a) Grantor shall take all actions reasonably requested by the Administrative Agent to maintain the security interest created by this Agreement as a security interest having at least the perfection and priority described in Section 4.2 and shall take all actions reasonably requested by the Administrative Agent to defend such security interest against the claims and demands of all Persons whomsoever, subject in each case to Liens permitted by the Credit Agreement and to the rights of Grantor under the Credit Documents to dispose of the Collateral.

(b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of Grantor, Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

5.2. Changes in Locations, Name, etc. Grantor will not, except upon 10 days’ prior written notice to the Administrative Agent (or such shorter notice as shall be reasonably satisfactory to the Administrative Agent) and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization from that referred to in Section 4.3 or (ii) change its name.

5.3. Notices. Grantor will advise the Administrative Agent promptly, in reasonable detail, of: (a) any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which could affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.4. Further Assurances. At any time and from time to time, at the request of the Administrative Agent, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, but not limited to, the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

SECTION 6. REMEDIAL PROVISIONS

If any Event of Default shall have occurred and be continuing under Section 10 of the Credit Agreement, the Administrative Agent may exercise in respect of the Collateral any of the following rights and remedies:

6.1. Proceeds to be Turned Over to Administrative Agent. If the Administrative Agent so requests, all Proceeds of the Collateral received by Grantor consisting of cash, checks and Cash Equivalents shall be held by Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, be turned over to the Administrative Agent in the exact form received by Grantor (duly indorsed by Grantor to the Administrative Agent, if required). All Proceeds of the Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in a special collateral account maintained by the Administrative Agent under its sole dominion and control (a “Collateral Account”). All Proceeds while held by the Administrative Agent in a Collateral Account (or by Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.2.

6.2. Application of Proceeds. If an Event of Default shall have occurred or be continuing, the Administrative Agent may (and shall at the request of the Required Lenders) apply any payments received by it under any of the Credit Documents and all or any part of Proceeds of the Collateral held in any Collateral Account in payment of the Obligations as set forth in Section 10.15 of the Credit Agreement.

6.3. Code and Other Remedies. The Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk; provided that the Administrative Agent shall notify Grantor at least ten (10) Business Days prior to the date of such sale or disposition (which Grantor agrees is commercially reasonable). The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Grantor, which right or equity is hereby waived and released. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.3, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 6.2 hereof, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to Grantor. To the extent permitted by applicable law, Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. Grantor hereby consents to the exercise by the Administrative Agent of the remedies granted herein. Grantor acknowledges and agrees that the Administrative Agent may exercise such of the foregoing remedies as it shall determine in its sole discretion and none of the foregoing remedies is manifestly unreasonable.

6.4. Deficiency. Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, subject to the last sentence of this clause (a), as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Grantor hereby gives the Administrative Agent the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do any or all of the following:

(i) in the name of Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Proceeds of the Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due with respect to any Proceeds of the Collateral whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii) execute, in connection with any sale provided for in Section 6.3, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any assignments, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless a Default or an Event of Default shall have occurred and be continuing under the Credit Agreement.

(b) If Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by Grantor, shall be payable by Grantor to the Administrative Agent on demand.

(d) Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

7.3. Filing of Financing Statements. Pursuant to any applicable law, Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4. Authority of Administrative Agent. Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.12 of the Credit Agreement.

8.2. Notices. All notices, requests and demands to or upon the Administrative Agent or Grantor hereunder shall be effected in the manner provided for in Section 12.3 of the Credit Agreement.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Payment of Expenses. Section 12.1 (Payment of Expenses, etc.) of the Credit Agreement is hereby incorporated by reference into this Agreement mutatis mutandis.

8.5. Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of Grantor and shall inure to the benefit of the Administrative Agent, the Letter of Credit Issuer and the Secured Parties and their permitted successors and assigns; provided that Grantor may not, except pursuant to a merger or consolidation expressly permitted by Section 9.2 of the Credit Agreement, assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6. Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Grantor, any such notice being hereby expressly waived by Grantor to the fullest extent permitted by applicable law, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of Grantor against and on account of the Obligations of Grantor then due and payable to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Lender pursuant to Section 12.4(b) of the Credit Agreement, and all other claims of any nature or description then due and payable arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said deposits or Indebtedness owing by the Administrative Agent or such Lender, or any of them, shall be contingent or unmatured. The Administrative Agent and each Lender shall notify Grantor promptly of any such setoff and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such Lender may have.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10. Integration. This Agreement and the other Credit Documents represent the agreement of Grantor, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

8.11. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. Section 12.8 (Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial) of the Credit Agreement is hereby incorporated by reference into this Agreement mutatis mutandis.

8.12. Releases.

(a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantor. At the request and sole expense of Grantor following any such termination, the Administrative Agent shall deliver to Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

(b) If the Collateral shall be released as expressly permitted by Section 8.10(f) of the Credit Agreement, then (i) the Liens created hereby on the Collateral shall automatically be released and (ii) the Administrative Agent, at the request and sole expense of Grantor, shall execute and deliver to Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement (Intercompany Note) to be duly executed and delivered as of the date first above written.

CARGO AIRCRAFT MANAGEMENT, INC.

By:	/s/ W. Joseph Payne
Name:	W. Joseph Payne
Title:	Vice President, Secretary

COLLATERAL AGREEMENT (INTERCOMPANY NOTE)

SIGNATURE PAGE

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

TRUIST BANK

By:	/s/ Chris Hursey
Name:	Chris Hursey
Title:	Director

COLLATERAL AGREEMENT (INTERCOMPANY NOTE)

SIGNATURE PAGE